Robison, Hill & Co.
                         1366 East Murray Holliday Road
                         Salt Lake City, Utah 84117-5050
                            Telephone (801) 272-8045

To the Board of Directors
Klever Marketing, Inc.

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We have issued our report dated April 25, 2003 accompanying the financial statements of Klever Marketing, Inc., appearing in the Report 10-KSB for the year ended December 31, 2002, which is incorporated by reference in this Form S-8 Registration Statement. We consent to the incorporation by reference in the aforementioned report.

                                                    Respectfully Submitted

                                                    /s/Robison Hill & Co.
                                                    Certified Public Accountants
                                                    Salt Lake City, Utah
                                                    August 13, 2003